UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2026, Diodes Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GN Merger Sub Inc., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Elevate Semiconductor, Inc., a California corporation (“Elevate”), and Presidio Investors ELV Continuation GP, LLC, a Delaware limited liability company, solely in its capacity as Equityholders’ Representative. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Elevate, with Elevate surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, the aggregate merger consideration is based on a $250.0 million base purchase price, subject to customary adjustments for cash, indebtedness, transaction costs, taxes, and net working capital. In addition, the Merger Agreement provides for potential earnout payments of up to $50.0 million in the aggregate based on the achievement of specified post-closing revenue and gross margin thresholds for calendar years 2027 through 2030.

At the effective time of the Merger, each outstanding share of Elevate common stock (other than certain excluded shares and dissenting shares) will be converted into the right to receive a portion of the merger consideration in cash, and each vested in-the-money option to acquire shares of Elevate common stock will be canceled and converted into the right to receive a cash payment determined in accordance with the Merger Agreement, including a right to receive a portion of any additional merger consideration and earnout payments, if any, in each case subject to applicable withholding taxes. Unvested options will be canceled at the effective time without consideration.

The Merger Agreement contains customary representations, warranties, and covenants of the parties, including, among others, covenants requiring Elevate to conduct its business in the ordinary course consistent with past practice during the period between signing and closing, subject to specified exceptions, and requiring the parties to use reasonable best efforts to consummate the Merger, including obtaining required clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The consummation of the Merger is subject to customary closing conditions, including, among others, (i) the accuracy of the representations and warranties of the parties, subject to the standards set forth in the Merger Agreement, (ii) compliance in all material respects with applicable covenants, (iii) the absence of a Company Material Adverse Effect, (iv) the expiration or termination of the applicable waiting period under the HSR Act, and (v) the absence of any law or order prohibiting the consummation of the Merger.

The Merger Agreement contains customary termination rights for the Company and Elevate, including, among others, in the event the Merger is not consummated by an agreed outside date, subject to extension in certain circumstances relating to clearance under the HSR Act, or in the event of certain uncured breaches by the other party or certain legal restraints.

The Merger Agreement further provides for a post-closing indemnification framework, including limited survival of specified fundamental representations and warranties and certain covenants, representations and warranties insurance maintained by the Company, and specified indemnification obligations of the equityholders with respect to certain matters, including fundamental representations, pre-closing taxes, appraisal claims, and certain unpaid transaction expenses and indebtedness, in each case subject to the terms and limitations set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, or Elevate. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and securityholders should not rely on the representations, warranties, and covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Company, Merger Sub, Elevate, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On July 14, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1*

Agreement and Plan of Merger, dated as of July 10, 2026, by and among Diodes Incorporated, GN Merger Sub Inc., Elevate Semiconductor, Inc., and Presidio Investors ELV Continuation GP, LLC, solely in its capacity as Equityholders’ Representative.

99.1	Press release issued July 14, 2026, entitled “Diodes Incorporated to Acquire ElevATE Semiconductor”.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	July 14, 2026	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer